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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) October 30, 2000
                        -------------------------------

                            SEAGATE TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware               001-11403          94-2612933
----------------------------    ------------    -------------------
(State or other jurisdiction    (Commission      (I.R.S. Employer
     of incorporation)          File Number)    Identification No.)

                                 920 Disc Drive
                        Scotts Valley, California 95066
          -----------------------------------------------------------
          (Address of principal executive offices including Zip Code)

       Registrant's telephone number, including area code: (831) 438-6550
                        -------------------------------
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Item 5. Other Events

     On October 13, 2000 Seagate Technology, Inc. ("Seagate"), Veritas Software, Inc. ("Veritas"), Suez Acquisition Company ("Suez") and the other dependent parties thereto entered into an agreement in principle to settle the Delaware class action lawsuits pending against them in connection with the pending sale of Seagate's operating assets to Suez and subsequent merger with Veritas (taken together, the "Proposed Transaction"). The terms of the settlement are described in more detail in the joint proxy statement/prospectus of Seagate and Veritas which was mailed to stockholders of Seagate and Veritas on or about October 23, 2000.

     One of the conditions of the settlement agreement requires that Seagate obtain a fairness opinion from Lehman Brothers as to the fairness of the consideration to be received by Seagate's stockholders in the Proposed Transaction.

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Seagate engaged Lehman Brothers to render its opinion with respect to the fairness, as of October 11, 2000, from a financial point of view, to the Company's stockholders of the aggregate consideration to be received by such stockholders in the Proposed Transaction. On October 30, 2000, Lehman Brothers rendered its oral opinion, subsequently confirmed in writing, that, as of October 11, 2000 and, based on and subject to certain matters stated therein, the aggregate consideration to be received by the stockholders of Seagate was fair, from a financial point of view, to such holders.

THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION DATED OCTOBER 30, 2000 IS ATTACHED AS EXHIBIT 99.1 TO THIS CURRENT REPORT (THE "LEHMAN OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS MAY READ THE LEHMAN OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE LEHMAN OPINION SET FORTH IN THIS CURRENT REPORT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

The Lehman Opinion was provided for the information of the Seagate board of directors. The Lehman Opinion is not intended to be and does not constitute a recommendation to any holder of Seagate common stock as to how such stockholder should vote on the Proposed Transaction. Lehman Brothers was not requested to, and the Lehman Opinion does not in any matter address, (1) Seagate's underlying business decision to proceed with or effect the Proposed Transaction, or (2) any part of the Proposed Transaction on a separate basis.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     o the merger agreement and the amendments thereto dated as of August 29, 2000 and October 18, 2000, the stock purchase agreement and the amendments thereto dated as of August 29, 2000 and October 18, 2000, and the specific terms of the Proposed Transaction;

     o publicly available information concerning Seagate and Veritas, respectively, that Lehman Brothers believed to be relevant to its analysis;

     o certain financial and operating information with respect to the business, operations and prospects of Seagate prepared and furnished to Lehman Brothers by Seagate management;

     o certain financial projections for Seagate prepared and provided to Lehman Brothers by Seagate management;

     o a trading history of Seagate's common stock from May 28, 1999 through October 11, 2000 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

     o a trading history of Veritas' common stock from May 28, 1999 through October 11, 2000 and a trading history of certain other publicly traded securities of companies whose shares are owned by Seagate;

     o a comparison of the historical financial results and present financial condition of Seagate with those of other companies that Lehman Brothers deemed relevant;


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     o a comparison of the financial terms of the purchase and assumption by
       Suez of all the operating assets and liabilities of Seagate, principally relating to its hard disk drive business, pursuant to the stock purchase agreement, with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant;

     o the pro forma impact of the Proposed Transaction on the projected earnings per share of Veritas;

     o certain alternatives available to Seagate to distribute or otherwise dispose of the shares of Veritas common stock owned by Seagate.

In addition, Lehman Brothers had discussions with the management of Seagate concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In rendering its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information, used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Seagate that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections examined by Lehman Brothers, upon the advice of Seagate, Lehman Brothers assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Seagate as to the future financial performance of Seagate and that Seagate will perform in accordance with such projections. In arriving at the Lehman Opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Seagate or Veritas and have not made or obtained any evaluations or appraisals of the assets or liabilities of Seagate or Veritas.

Upon the advice of Seagate and its legal advisors and with Seagate's consent, Lehman Brothers assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement and will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended, and therefore that the receipt of shares of Veritas common stock by the stockholders of Seagate in the merger will not be taxable to such stockholders. The Lehman Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of October 11, 2000 and any change in such conditions since that date would require a reevaluation of Lehman Brothers' opinion. The Lehman Opinion did not express any opinion as to the prices at which shares of common stock of Veritas will trade following consummation of the Proposed Transaction and the Lehman Opinion should not be viewed as providing any assurance that the market value of shares of Veritas common stock to be received by stockholders of Seagate in the merger will be in excess of the market value of the shares of Seagate common stock owned by such stockholder at any time prior to consummation of the Proposed Transaction.

In connection with the preparation and delivery of its opinion to Seagate's board of directors, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to



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summary description. Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Seagate. In its analyses, Lehman Brothers assumed stable business and economic conditions and a stable competitive environment in the markets in which Seagate operates. These assumptions are beyond the control of Seagate. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

While Lehman Brothers did not apply any explicit weights to any analysis or factor, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. The analyses performed by Lehman Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The merger consideration payable pursuant to the merger agreement and other terms of the stock purchase agreement and the merger agreement were determined through arm's length negotiations between Seagate and Suez and Seagate and Veritas, respectively, and were approved by the Seagate board of directors. Lehman Brothers neither provided advice to the Seagate board of directors during such negotiations nor did Lehman Brothers recommend any specific consideration to the Seagate board of directors or that any specific consideration constituted the only appropriate consideration for the merger. Consequently, the Lehman Brothers analyses as described below should not be viewed as determinative of the opinion of the Seagate board of directors with respect to the value of Seagate or of whether the Seagate board of directors would have been willing to agree to a different consideration.

The following is a brief summary of some of the financial analyses used by Lehman Brothers in rendering its fairness opinion to the Seagate board of directors. This summary includes the financial analyses used by Lehman Brothers and deemed to be material, but does not purport to be a complete description of analyses performed by Lehman Brothers in arriving at its opinion.

Based upon the market prices of Veritas common stock and Seagate's investment portfolio as of October 11, 2000, Seagate's stockholders would receive, excluding the amount of any tax refunds received or credits utilized following the completion of the merger that may be payable to Seagate stockholders, and amounts relating to the $50 million litigation settlement holdback, $16.9 billion or $70.17 on a per share basis. The total consideration consisted of $1.8 billion in cash and $15.1 billion in stock for the Veritas holdings and other investments.

STOCK CONSIDERATION RECEIVED FOR VERITAS SHARES AND OTHER INVESTMENTS

In analyzing the stock portion of the total consideration received by Seagate stockholders, given that this value fluctuates with changing market prices, Lehman Brothers evaluated the fairness of the market value discount placed on the 128.1 million shares of Veritas stock currently held by Seagate as well as the liquidity discounts placed on the other securities of Gadzoox and Lernout & Hauspie currently held by Seagate. In evaluating the 14.6% market value discount of the Veritas shares held by Seagate,



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Lehman Brothers reviewed the various alternatives that Seagate stockholders faced with regard to realizing the value of the Veritas shares. If Seagate were to sell Veritas shares in the open market, this would have been a taxable event and Seagate would have incurred an estimated 37% tax liability based on Seagate's estimated 1999 effective tax rate. Under the terms of the merger, the exchange of Veritas shares would be a non-taxable event and therefore, any discount up to its tax rate of 37% would have benefited the Seagate shareholders through the tax savings.

In addition, Lehman Brothers reviewed comparable transactions to ascertain the reasonableness of the 14.6% discount. While there were no direct comparables, the 14.6% discount did appear reasonable in light of Seagate's substantial ownership percentage of Veritas.

Lehman Brothers also reviewed the liquidity discounts placed on the other investments in Seagate's portfolio, specifically Gadzoox and Lernout & Hauspie. Considering such factors as the volatility surrounding technology stocks, the ownership percentages that Seagate had in these companies and the trading volume of these other companies' securities, the 20% and 40% discounts applied to Gadzoox and Lernout & Hauspie, respectively, are within a reasonable discount range.

CASH CONSIDERATION RECEIVED FOR OPERATING ASSETS

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Seagate board of directors. One should note that in applying the various valuation methods to the particular circumstances of Seagate and the merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis and factor. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Seagate. Accordingly, the analyses below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

In evaluating the fairness of the merger consideration as a whole, given that the amount of consideration was based in part on the amount of proceeds from the sale of Seagate's operating assets, Lehman Brothers also evaluated estimated valuation ranges for Seagate's operating assets using widely accepted methodologies, including comparable companies analysis and discounted cash flow analysis. In addition, Lehman Brothers also reviewed the valuation range under a leveraged buyout scenario. Based on all of these valuation methodologies, the equity value range for the operating assets was $1,900 million to $5,000 million. For each of these analyses, Lehman Brothers calculated an implied equity value of the operating assets assuming that the operating assets included $765 million of net cash. In performing these analyses, Lehman Brothers relied on two cases of financial projections provided by management: a base case and an upside case. In addition to the base and upside cases, Lehman Brothers developed a third case, a sensitivity case, which adjusted management's base case by taking into consideration a slower revenue growth rate for the Storage Area Networks/Network Attached Storage (SAN/NAS) and consumer segments and assuming constant margins for all product categories.


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Comparable Companies Analysis. Lehman Brothers considered ratios of market capitalization, adjusted for cash and debt when necessary, to selected historical and projected operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Lehman Brothers compared financial information of Seagate with publicly available information for the companies comprising the Seagate Comparable Index. The Seagate Comparable Index is comprised of public companies that Lehman Brothers deemed comparable to Seagate. Lehman Brothers selected companies competing in the hard disk and tape drive industry. The Seagate Comparable Index consists of the following companies: Maxtor; HDD Quantum; Iomega; and Western Digital.

For this analysis, as well as other analyses, Lehman Brothers examined publicly available information, including a range of estimates contained in securities research analyst reports. Mathematical analysis, such as determining the median, average, or range, is not in itself a meaningful method of using comparable company data. No company utilized in the public company comparables analysis is identical to Seagate. Because of the inherent differences between the businesses, operations, financial conditions and prospects of Seagate and the businesses, operations, financial conditions and prospects of the companies included in their comparable company groups, Lehman Brothers believed that it was inappropriate to rely solely on the quantitative results of the analysis, and accordingly, also focused on qualitative aspects. In evaluating the comparables, Lehman Brothers made numerous assumptions with respect to the hard disk drive industry performance and general economic conditions. In addition, Lehman Brothers made qualitative judgments concerning differences between the financial and operating characteristics of Seagate and the companies in its comparable company group that would affect the public trading values of Seagate and the comparable companies.

Lehman Brothers focused on two multiples in evaluating the implied value of Seagate's operating assets, multiples of projected CY 2000 revenues and multiples of CY 2000 EBITDA. Based on multiples of projected revenues ranging from 0.2x to 0.4x, Lehman Brothers calculated an implied equity value for Seagate's operating assets of $2.2 billion to $3.6 billion. Based on multiples of projected CY 2000 EBITDA of 3.0x to 5.0x, Lehman Brothers calculated an implied equity value for Seagate's operating assets of $3.2 billion to $4.8 billion.

Discounted Cash Flow Analysis. Lehman Brothers estimated, under the base case and sensitivity cases, Seagate's free cash flows for the fiscal years 2000 to 2005 and applied a multiple range of 3.0x to 5.0x for 2005 EBITDA to estimate the terminal value. Based upon a discount rate of 14% to 16%, Lehman Brothers calculated an implied valuation range for Seagate's operating assets of $3.4 billion to $5.0 billion for the base case and $3.0 billion to $4.3 billion for the sensitivity case.

Leveraged Buyout Analysis. Lehman Brothers evaluated the ranges of values that financial sponsors would be willing to place on Seagate's operating assets in order to obtain an estimated minimum rate of return on equity of 30% assuming a 5 year exit strategy, a 3.0x to 5.0x EBITDA multiple for the terminal value and a maximum debt-to-EBITDA ratio of 1.5x. Given the limited number of leveraged transactions in the technology and hard disk drive industry specifically, Lehman Brothers assumed that financial sponsors would be conservative in assessing the financial prospects of Seagate. Based upon 3.0x to 5.0x 2005 EBITDA terminal


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multiples under the sensitivity case, Lehman Brothers calculated an implied valuation range for Seagate's operating assets of $1.9 billion to $2.5 billion.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Seagate's board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Seagate and the disk drive industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

As compensation for its services in connection with the merger, Seagate has paid Lehman Brothers a fee of $7 million. In addition, Seagate has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Seagate and the rendering of Lehman Brothers' opinion.

In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Seagate and Veritas for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
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     A copy of Lehman Brothers' presentation to the Seagate board of directors on October 30, 2000 will be included as an Exhibit to the Schedule 13E-3 filed by Seagate, Veritas, Suez and Stephen J. Luczo in connection with the Proposed Transaction.

Item 7. Financial Statement and Exhibits

     (c)  Exhibits

        99.1   Fairness Opinion of Lehman Brothers
        99.2   Consent of Lehman Brothers


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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 31, 2000

                                   SEAGATE TECHNOLOGY, INC.


                                   By: /s/ William L. Hudson
                                      ----------------------------------
                                            William L. Hudson
                                            Senior Vice President
                                            General Counsel & Secretary